Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-200800) of Albany Molecular Research Inc., and

(2) Registration Statements (Form S-8 Nos. 333-80477, 333-152169, 333-174973, 333-189219 and 333-205036) of Albany Molecular Research Inc.

of our report dated 1 October 2015, with respect to the consolidated financial statements of Gadea Grupo Farmacéutico, S.L.U. for the year ended 31 December 2012, included in this Form 8-K/A of Albany Molecular Research Inc.

/s/ Ernst & Young S.L.

Madrid, Spain

1 October 2015